Exhibit 3.2

BYLAWS

OF

LEGGETT & PLATT, INCORPORATED

Incorporated Under the Laws of the State of Missouri

ARTICLE I.

OFFICES.

Section 1.1. The registered office of Leggett & Platt, Incorporated, a Missouri corporation (the “Corporation”), shall be located in the State of Missouri and shall be at such address as shall be set forth in the Amended and Restated Articles of Incorporation (as the same may be amended from time to time, the “Articles of Incorporation”). The registered agent of the Corporation at such address shall be as set forth in the Articles of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Missouri, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE II.

SHAREHOLDERS.

Section 2.1. Annual Meeting. If required by applicable law, an annual meeting of shareholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, if any, either within or without the State of Missouri, as shall from time to time be designated by the Board of Directors. At the annual meeting any proper business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Articles of Incorporation.

Section 2.2. Special Meetings. Special meetings of the shareholders for any purpose may be called at any time by the Board of Directors, by the President or Co-President and shall be called by the President or Co-President at the request of the holders of at least twenty percent (20%) of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places, if any, within or without the State of Missouri as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 2.3. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the time and place, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given to each shareholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the day of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 2.4. Quorum. Any number of shareholders, together holding at least a majority in voting power of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

Section 2.5. Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time, by a majority vote of the shareholders present or represented by proxy and entitled to vote, without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the shareholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 2.6. Voting List. (a) The officer having charge of the transfer book for shares of the Corporation shall prepare, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. The list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

(b) If any shareholders will participate in the meeting by remote communication, the list shall be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to shareholders with the notice of the meeting.

Section 2.7. Voting. Each shareholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after eleven (11) months from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Articles of Incorporation, each shareholder entitled to vote shall at every meeting of the shareholders be entitled to one (1) vote for each share of stock registered in his name on the record of shareholders. Except as may be provided by law, the Articles of Incorporation, these Bylaws or any stock exchange or regulatory body applicable to the Corporation, each matter brought before any meeting of shareholders shall be decided by the affirmative vote of the holders of a majority of the votes of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Voting at meetings of shareholders need not be by written ballot.

Section 2.8. Closing of Transfer Books; Record Date of Shareholders. (a) In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board of Directors may close the Corporation’s transfer books or fix a record date, which closing of the transfer books or record date may not be more than seventy (70) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date or closes the transfer books, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date or closes the transfer books, that a later date on or before the date of the meeting shall be the date for making such determination. If the Board of Directors do not fix a record date or close the transfer books, only the shareholders of record at the close of business on the twentieth (20th) day before the date of the shareholder meeting shall be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof; provided that if, before the meeting, all shareholders of record at the time the meeting is convened deliver signed written waivers of notice to the Corporation, then only the shareholders of record at the time the meeting is convened are entitled to vote at the meeting or any postponement or adjournment thereof.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than seventy (70) days prior to such action. If no such record date is fixed of if the Board of Directors do not close the transfer books, the record date for determining shareholders for any such purpose shall be the twentieth (20th) preceding the at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.9. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Missouri, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be (a) by hand, (b) by certified or registered mail, return receipt requested, (c) by overnight courier, or (d) by electronic mail which is confirmed to have been received. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for the notice of such meeting had been the date that the written consent is signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.10. Conduct of Meetings. The Chairman of the Board of Directors, or if there be none or if the Chairman is absent, the President or Co-President, shall preside at all regular or special meetings of shareholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to shareholders to speak, governing all aspects of the conduct of such meetings.

Section 2.11. Meetings Through Use of Communications Equipment. Shareholders shall, except as otherwise provided by law, the Articles of Incorporation or these Bylaws, have the power to participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE III.

DIRECTORS.

Section 3.1. Number and Qualifications. The Board of Directors shall consist initially of such number of directors as is set forth in the Statement of the Sole Incorporator, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors or by the holders of a majority in voting power of the capital stock of the Corporation. The directors need not be shareholders.

Section 3.2. Election of Directors. The directors shall be elected by the shareholders at the annual meeting of shareholders.

Section 3.3. Duration of Office. The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

Section 3.4. Removal and Resignation of Directors. Except as set forth in the Articles of Incorporation, any director may be removed from the Board of Directors, with or without cause, by the holders of a majority in voting power of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the shareholders called for that purpose, and the office of such director shall forthwith become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President, Co- President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 3.5. Filling of Vacancies. Except as otherwise set forth in the Articles of Incorporation, any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum; provided, however, that the shareholders removing any director may at the same meeting fill the vacancy caused by such removal; and provided further that if the directors fail to fill any such vacancy, the shareholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase or may be elected by the shareholders.

Any person elected to fill a vacancy or newly created directorship shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

Section 3.6. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the shareholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by any two (2) directors.

Section 3.8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed or sent by overnight courier to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by email or other means of electronic transmission, or delivered personally or by telephone, not later than the twenty-four (24) hours before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the shareholders and if a quorum is present.

Section 3.9. Business Transacted at Meetings, etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 3.10. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law, the Articles of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 3.11. Compensation. Members of the Board of Directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.13. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Articles of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.

COMMITTEES.

Section 4.1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two (2) or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by The General and Business Corporation Law of Missouri (the “MGBCL”).

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

Any person ceasing to be a member of the Board of Directors shall ipso facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

Section 4.2. Other Committees. Other committees, whose members need not be members of the Board of Directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

Section 4.3. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President, Co- President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4.4. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 4.5. Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 4.6. Organization, Meetings, Notices, etc. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed or sent by overnight courier to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by electronic mail, facsimile, telegraph or cable, or delivered personally or by telephone, not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 4.7. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V.

OFFICERS.

Section 5.1. Number. The officers of the Corporation shall be a President or Co- President, Chief Financial Officer, General Counsel and a Secretary and such other officers as may be appointed in accordance with the provisions of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 5.2. Election, Term of Office and Qualifications. The officers, except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. The Chairman of the Board of Directors, if any, shall be a director of the Corporation, and should he cease to be a director, he shall ipso facto cease to be such officer. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 5.3. Other Officers. Other officers, including one or more Vice Presidents, Assistant Secretaries, Treasurers or Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 5.4. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5.5. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President, Co- President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 5.6. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 5.7. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon which power in that regard may be conferred by the Board of Directors.

Section 5.8. Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the shareholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 5.9. President. In the absence of the Chairman of the Board of Directors, or if there be none, a President, or Co-President if there is more than one, shall preside at all meetings of the shareholders. The President or Co-President shall have the power to call special meetings of the shareholders at any time. He shall be the Chief Executive Officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 5.10. Vice Presidents. The Vice President, or Vice Presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 5.11. Chief Financial Officer. The Chief Financial Officer shall perform such duties as are incident to the office of Chief Financial Officer, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these Bylaws.

Section 5.12. General Counsel. The General Counsel shall perform such duties as are incident to the office of General Counsel, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these Bylaws.

Section 5.13. Secretary. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these Bylaws.

Section 5.14. Treasurer. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer, or which may be assigned to him by the Board of Directors, or as are prescribed by these Bylaws.

ARTICLE VI.

CAPITAL STOCK.

Section 6.1. Issue of Stock. Unless otherwise determined by the Board of Directors, all capital stock of the Corporation shall be uncertificated.

If the Board of Directors determines that certificates of capital stock shall be adopted, the following paragraph shall apply to such certificate:

Any certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, President, Co-President, General Counsel or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and a facsimile thereof shall be impressed or affixed or reproduced thereon; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Co-President, General Counsel, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, have not ceased to be such officer or officers of the Corporation.

Section 6.2. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates (if any) covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives and, if applicable, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

The Board of Directors may make other and further rules and regulations concerning the transfer and registration of capital stock, and any certificates for stock, and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Section 6.3. Lost, Destroyed and Mutilated Certificates. The following shall apply if certificates of capital stock are issued pursuant to the determination of the Board of Directors:

The holder of any certificate of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Missouri.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Section 7.1. General Discretion of Directors. The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Articles of Incorporation, to determine whether any part of the surplus or net profits of the Corporation, if any, shall be declared as dividends and paid to the shareholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 of each year and end on December 31 of that year, or such other period as the Board of Directors may fix by resolution.

Section 8.2. Notices. Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by sending via overnight courier, electronic mail, facsimile, telegraphing or cabling the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, sent via overnight courier, electronic mail, facsimile, telegraphed or cabled.

Section 8.3. Waiver of Notice. Any shareholder or director may at any time, by writing or by electronic mail, facsimile, telegraph or cable, waive any notice required to be given under these Bylaws, and if any shareholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

Section 8.4. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 8.5. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money that are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President or Co-President may authorize for that purpose.

Section 8.6. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the President, Co-President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation of which the Corporation is a shareholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President, Co-President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 8.7. Indemnification of Officers and Directors.

(a) Every person who is made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was, is now serving or hereafter serves as a director or officer of the Corporation or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit and in accordance with and to the fullest extent permitted by law.

(b) Advancement of Expenses. Expenses incurred by a person entitled to indemnification pursuant to clause (a) of this Section 8.7 in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the MGBCL also requires, such advances of expenses shall only be made upon receipt of an undertaking (in form and substance, including reasonable conditions, reasonably acceptable to the Board of Directors) by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section 8.7.

(c) Claims. Any indemnification under clause (a) of this Section 8.7 or any advance of expenses under clause (b) of this Section 8.7 shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under this clause (a) of this Section 8.7 in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in court to the extent all or any portion of a requested indemnification has not been granted within ninety days of, or to the extent all or any portion of a requested advance of expenses has not been granted within twenty days of, the submission of such request. All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article, in whole or in part, shall also be indemnified by the Corporation.

(d) Burden of Proof. In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under clause (a) of this Section 8.7, the Corporation has the burden of demonstrating that the standard of conduct applicable under the MGBCL or other applicable law was not met. A prior determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct. In any proceeding brought to enforce a claim for advances to which a person is entitled under clause (b) of this Section 8.7, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in clause (b) of this Section 8.7.

(e) Nonexclusivity of Rights. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director or officer may now or hereafter be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

(f) Survival. For purposes of this Section 8.7, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.7 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(g) Amendment or Repeal. The rights to indemnification and advancement of expenses provided by this Article VIII shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the MGBCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the MGBCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such contract rights may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.

(h) Heirs and Executors. The rights to indemnification and advancement of expenses provided by this Section 8.7, to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.

(i) Other Sources. Any director, officer, employee or agent of the Corporation entitled to indemnification, advancement of expense and/or insurance, in each case pursuant to this Section 8.7, and that is a director, officer, employee, partner, member or advisor of a shareholder (each such person an “Upstream Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of such shareholder and/or its affiliates (collectively, the “Upstream Indemnifying Parties”). Notwithstanding anything to the contrary in these Bylaws or otherwise: (i) the Corporation is the indemnitor of first resort (i.e., the Corporation’s obligations to each Upstream Indemnitee are primary and the any obligation of the Upstream Indemnifying Parties to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Upstream Indemnitee are secondary), (ii) the Corporation will be required to advance the full amount of expenses incurred by each Upstream Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Section 8.7, without regard to any rights each Upstream Indemnitee may have against the Upstream Indemnifying Parties and (iii) the Corporation irrevocably waives, relinquishes and releases the Upstream Indemnifying Parties from any and all claims against the Upstream Indemnifying Parties for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary contained in these bylaws or otherwise, no advancement or payment by the Upstream Indemnifying Parties on behalf of an Upstream Indemnitee with respect to any claim for which such Upstream Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and the Upstream Indemnifying Parties will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Upstream Indemnitee against the Corporation. The Upstream Indemnifying Parties are express third party beneficiaries of the terms of this Section 8.7.

(j) Other Indemnification and Advancement of Expenses. This Section 8.7 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE IX.

AMENDMENTS.

Section 9.1. The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws; provided, however, that the shareholders shall have power to rescind, alter, amend or repeal any bylaws made by the Board of Directors, and to enact bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.

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Adopted August 26, 2026